Exhibit 3.54

Microfilm Number__________________	Filed with the Department of State on______________

Entity Number__________________	XXXXXX

Secretary of the Commonwealth

CERTIFICATE OF LIMITED PARTNERSHIP
DSCB:15-8511 (Rev 90)

          In compliance with the requirements of 15 Pa.C.S. § 8511 (relating to certificate of limited partnership), the undersigned, desiring to form a limited partnership, hereby certifies that:

1.	The name of the limited partnership is: Brandywine TB VIII, L.P.

2.	(a) address of this limited partnership’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

	(a)	14 Campus Boulevard, Suite 100	Newtown Square	PA	19073	Delaware

		Number and Street	City	State	Zip	County

	(b)	c/o:

		Name of Commercial Registered Office Provider				County

For a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited partnership is located for venue and official publication purposes.

3.	The name and business address of each general partner of the partnership is:

Name Address
Brandywine TB VIII, L.L.C. 14 Campus Boulevard, Suite 100, Newtown Square, PA 19073

4.	(Check, and if appropriate complete, one of the following):

The formation of the limited partnership shall be effective upon filing this Certificate of Limited Partnership in the Department of State.

The formation of the limited partnership shall be effective on: at
Date Hour

5.	The specified effective date, if any is: n/a
month day year hour, if any

                    IN TESTIMONY WHEREOF, the undersigned general partner(s) of the limited partnership has (have) executed this Certificate of Limited Partnership this 26th day of July, 2000 .

Brandywine TB, VIII, L.L.C.

By:	/s/ Brad A. Molotsky
(Signature)

Brad A. Molotsky, Secretary

DSCB: 15-8511 (Rev 90)-2

Department of State
Corporation Bureau
P.O. Box 8722
Harrisburg, PA 17105-8722

     Instructions for Completion of Form:

          A.     One original of this form is required. The form shall be completed in black or blue-black ink in order to permit reproduction. The filing fee for this form is $100 made payable to the Department of State. PLEASE NOTE: A separate check is required for each form submitted.

          B.     Under 15 Pa.C.S. § 135(c) (relating to addresses) an actual street or rural route box number must be used as an address, and the Department of State is required to refuse to receive or file any document that sets forth only a post office box address.

          C.     The following, in addition to the filing fee, shall accompany this form:

                    (1)     Any necessary copies of form DSCB:17.2 (Consent to Appropriation of Name) or form DSCB:17.3 (Consent to Use of Similar Name).

                    (2)     Any necessary governmental approvals.

          D.     For general instructions relating to the formation of limited partnerships see 19 Pa. Code Ch. 73 (relating to limited partnerships).

          E.     This form shall be executed by all general partners named herein. Any natural person of full age, general partnership, limited partnership, corporation or business or other trust may form a limited partnership if the organizing entity is designated as a general partner in and executes this form. Under 15 Pa.C.S. § 8513 (relating to certificate of cancellation) the Certificate of Limited Partnership shall be cancelled whenever there are no limited partners, but it is not necessary to name the limited partners in the Certificate of Limited Partnership.

          F.     Optional provisions required or authorized by law may be added as Paragraphs 4, 5, and 6...etc. If a partner’s interest in the limited partnership is to be evidenced by a certificate of partnership interest, a statement to that effect must be included in this form. See 15 Pa.C.S. § 8511(a)(4).

          G.     This form and all accompanying documents shall be mailed to:

     Department of State
     Corporation Bureau
     P.O. Box 8722
     Harrisburg, PA 17105-8722

          H.     To receive confirmation of the file date prior to receiving the microfilmed original, send either a self-addressed, stamped postcard with the filing information noted or a self-addressed, stamped envelope with a copy of the filing document.